UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2009

TERRA NOVA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Illinois	000-24057	75-2375969
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 South Wacker Drive, Suite 1550 Chicago, IL 60606
(Address of principal execute offices, including zip code)

(312) 827-3600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

             (a)         On December 22, 2009, Michael G. Nolan resigned as a director of Terra Nova Financial Group, Inc.

             (e)         On December 22, 2009 Terra Nova Financial Group, Inc. (the "Company" or "Terra Nova") entered into an Agreement with Michael G. Nolan ("Nolan"), its former Chief Executive Officer whose departure was previously announced by Terra Nova on a Form 8-K dated November 30, 2009. Pursuant to the Agreement, Nolan agreed to resign from the Company's Board of Directors and from similar positions at the Company's subsidiaries. Nolan also agrees to release any and all claims against the Company. The Agreement provides for salary continuation to Nolan for nine (9) months from December 15, 2009. The Agreement also contains a confidentiality agreement and non-solicitation provisions.

             The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Exhibits, Pro Forma Financial Information and Exhibits.

Exhibits

             (d)        Exhibits
Exhibit No.	Document
10.1	Agreement Between Michael Nolan and Terra Nova Financial Group, Inc. entered into as of December 22, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TERRA NOVA FINANCIAL GROUP, INC. (Registrant)

By: /s/ Murrey Wanstrath
Murrey Wanstrath, Chief Financial Officer

Date: December 22, 2009